                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        WASHINGTON, D.C. 20549

                                                          __________________

                                                               FORM 8-K

                                                            CURRENT REPORT

                                                PURSUANT TO SECTION 13 OR 15(d) of the
                                                    SECURITIES EXCHANGE ACT OF 1934

                                                            April 13, 2005

                                                      AMERICANA PUBLISHING, INC.
                                          (Exact Name of Registrant as Specified in Charter)

                   Colorado                                     000-25783                               84-1453703
         (State or other jurisdiction                          (Commission                             (IRS Employer
               of incorporation)                              File Number)                          Identification No.)

                  303 San Mateo NE, Suite 104A, Albuquerque, New Mexico                                    87108
                        (Address of principal executive offices)                                         (Zip code)

                   Registrant's telephone number, including area code:                                 (505) 265-6121

                                                            Not Applicable
                                     (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to  simultaneously  satisfy the filing  obligation of the registrant under any of the following provisions:

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

         On April 1, 2005,  Americana  Publishing,  Inc.,  a Colorado  corporation  (the  "Company"),  entered  into a Standby  Equity
Distribution  Agreement with Cornell Capital Partners,  LP ("Cornell Capital  Partners").  Pursuant to the Standby Equity  Distribution
Agreement,  the Company  may, at its  discretion,  periodically  sell to Cornell  Capital  Partners  shares of common stock for a total purchase  price of up to $10  million.  For each share of common stock  purchased  under the Standby  Equity  Distribution  Agreement,
Cornell Capital  Partners will pay the Company 95% of the lowest volume weighted  average price of the Company's common stock as quoted by Bloomberg,  LP on the  Over-the-Counter  Bulletin Board or other principal  market on which the Company's common stock is traded for the 5 days  immediately  following  the notice date.  Cornell  Capital  Partners will also retain 10% of each advance under the Standby
Equity  Distribution  Agreement.  Cornell  Capital  Partner's  obligation to purchase  shares of the  Company's  common stock under the
Standby Equity  Distribution  Agreement is subject to certain  conditions,  including the Company  obtaining an effective  registration statement  for shares of common  stock sold under the Standby  Equity  Distribution  Agreement  and is limited to  $250,000  per weekly advance.

         Cornell Capital  Partners will receive a commitment fee equal to 1,478,940  shares of the Company's common stock and a warrant to purchase  13,521,060  shares of the Company's  common stock for a period of three (3) years at an exercise  price equal to $0.00 per share.

         The Company  shall also pay Newbridge  Securities  Corporation a  fee equal to $10,000 of the Company's  common stock based on the price of the  Company's  common stock on April 1, 2005 under a Placement  Agent  Agreement in connection  with the Standby  Equity
Distribution Agreement.

Item 3.02 Unregistered Sales of Equity Securities

         On April 1,  2005,  the  Company  entered  into a  Promissory  Note (the  "Note")  with  Montgomery  Equity  Partners,  Ltd.
("Montgomery")  in the principal  amount of $820,000.  The Note has an annual  interest rate equal to 24%.  Contemporaneously  with the execution of the Note, the Company and Montgomery entered into a Security  Agreement (the "Security  Agreement") and a Pledge Agreement
(the "Pledge  Agreement").  The Company  received  $375,000 of the principal  amount of the Note on March __, 2005 and will receive the remaining  principal  balance of $445,000 two (2) business days prior to a registration  statement  being filed with the Securities and
Exchange  Commission.  The Note is secured by all of the Company's  assets pursuant to the Security  Agreement.  In connection with the
Note,  the Company issued to Montgomery a warrant to purchase  375,000  shares of the Company's  common stock for a period of three (3)
years at an exercise  price equal to $0.001.  The Company  granted  registration  rights on the shares of common stock  underlying  the warrant.  The Company will pay Yorkville  Advisors  Management,  LLC a commitment fee equal to 10% of the gross proceeds of each of the above-referenced  closing traunches. In addition, the Company paid to Yorkville Advisors Management,  LLC a non-refundable  structuring fee equal to $10,000,  which was deducted  from the proceeds from the first closing  trauches.  Pursuant to the terms of the Note,  the
Company had previously paid Yorkville Advisors Management, LLC a non-refundable due diligence fee equal to $2,500.

Item 9.01. Financial Statements and Exhibits.

         (a) Not applicable

         (b) Not applicable

         (c) Exhibit No. Description

Exhibit             Description                                                           Location

   Exhibit 99.1     Standby Equity  Distribution  Agreement,  dated as of April 1, 2005  Provided herewith by and between the Company and Cornell Capital Partners, LP

   Exhibit 99.2     Registration  Rights  Agreement,  dated as of April 1,  2005 by and  Provided herewith between the Company and Cornell Capital Partners, LP

   Exhibit 99.3     Placement Agent  Agreement,  dated as of April 1, 2005 by and among  Provided herewith the  Company,  Cornell  Capital  Partners,  LP and Sloan  Securities
                    Corporation

   Exhibit 99.4     Escrow  Agreement,  dated as of April 1,  2005 by and  between  the  Provided herewith
                    Company and Cornell Capital Partners, LP

   Exhibit 99.5     Promissory  Note,  dated as of April 1,  2005 by and  between  the  Provided herewith
                    Company and Cornell Capital Partners, LP

   Exhibit 99.6     Security  Agreement,  dated as of April 1,  2005 by and between the  Provided herewith
                    Company and Cornell Capital Partners, LP

   Exhibit 99.7     Pledge  Agreement,  dated as of April 1,  2005 by and  between  the  Provided herewith
                    Company and Cornell Capital Partners, LP

                                                              SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 13, 2005                                         Falcon Natural Gas Corp.

                                                                By:      /s/ George Lovato
                                                                Name:   George Lovato
                                                                Title:   Chief Executive Officer